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                                                                      EXHIBIT 23

     Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration
Statements:

Registration Statement (Form S-8 No. 2-69243),
Registration Statement (Form S-8 No. 33-01526),
Registration Statement (Form S-8 No. 33-28020),
Registration Statement (Form S-8 No. 333-77865),
Registration Statement (Form S-8 No. 333-105265),
Registration Statement (Form S-3 No. 333-111483),
Registration Statement (Form S-8 No. 333-129353) and,
Registration Statement (Form S-8 No. 333-139057)

and in the related Prospectuses of our reports dated February 21, 2007, with respect to the consolidated financial statements and schedule of EDO Corporation, EDO Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of EDO Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2006.


                                        /s/ Ernst & Young LLP

New York, New York
March 2, 2007